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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                          _________________________

                                 Form 8-K/A

                               Amendment No. 1

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  February 3, 1997

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 33-70442



                 GEORGIA                               58-1854637
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

          2291 Memorial Drive                          24541
          Danville, Virginia                           (Zip Code)
          (Address of principal executive offices)

          Registrant's telephone number, including area code:  (804) 799-7000


There are 35 pages in the sequentially numbered, manually signed original of this report.









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


     The undersigned registrant hereby amends Item 7, sections (a) and (b), of its Current Report on Form 8-K reporting the acquisition of substantially all of the assets of The New Cherokee Corporation on February 3, 1997, to include financial statements and pro forma financial data information as set forth herein.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.
                                                                     Page
                                                                     ----
               Independent Auditor's Report                           3

               The New Cherokee Corporation Balance Sheets
               as of September 28, 1996 and September 30, 1995        4-5

               The New Cherokee Corporation Statements of
               Operations for the fiscal years ended September
               28, 1996, September 30, 1995 and October 1, 1994       6

               The New Cherokee Corporation Statements of Changes
               in Shareholders' Equity for the fiscal years ended
               September 28, 1996, September 30, 1995 and
               October 1, 1994                                        7

               The New Cherokee Corporation Statements of Cash
               Flows for the fiscal years ended September 28,
               1996, September 30, 1995 and October 1, 1994           8-10

               The New Cherokee Corporation Notes to Financial
               Statements                                             11-23

               The New Cherokee Corporation Unaudited Condensed
               Balance Sheets as of December 28, 1996 and
               September 28, 1996                                     24

               The New Cherokee Corporation Unaudited Condensed
               Statements of Operations for the three months
               ended December 28, 1996 and December 30, 1995          25

               The New Cherokee Corporation Unaudited Condensed
               Statements of Cash Flows for the three months
               ended December 28, 1996 and December 30, 1995          26

               The New Cherokee Corporation Notes to Unaudited
               Condensed Financial Statements                         27-28

          (b)  Pro forma financial information (introduction).        29

               Unaudited Pro Forma Condensed Consolidated Balance
               Sheet as of December 28, 1996                          30-32

               Unaudited Pro Forma Condensed Consolidated
               Statement of Income for the fiscal year ended
               December 28, 1996                                      33-34

                        INDEPENDENT AUDITOR'S REPORT

Board of Directors
The New Cherokee Corporation
Harris, North Carolina

We have audited the accompanying balance sheets of The New Cherokee Corporation as of September 28, 1996 and September 30, 1995, and the related statements of operations, changes in shareholders' equity, and cash flows for the years ended September 28, 1996, September 30, 1995, and October 1, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The New Cherokee Corporation as of September 28, 1996 and September 30, 1995, and the results of its operations and its cash flows for the years ended September 28, 1996, September 30, 1995, and October 1, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 15 to the financial statements, the Company changed its method of accounting for certain inventories from the last-in, first-out
(LIFO) basis to the first-in, first-out (FIFO) basis in 1995.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, as of September 28, 1996, the Company was in default under certain covenants of its revolving and term credit agreements which causes the balances to become due on demand. In addition, as discussed in
Note 19, negotiations are presently under way with a third party to sell substantially all the assets of the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcomes of these uncertainties.


                                   /s/   Pugh & Company, P.C.

                                   Certified Public Accountants
                                   Knoxville, Tennessee
                                   October 18, 1996
                                   (Except for Notes 8 and 19, as to which
                                    the dates are October 31, 1996 and
                                    November 20, 1996, respectively)

                        THE NEW CHEROKEE CORPORATION

                               BALANCE SHEETS



                                    As of    September 28,  September 30,
                                                  1996          1995
                                             -------------  -------------
                                   ASSETS
CURRENT ASSETS
 Cash                                        $     497,726  $    315,614
 Trade Accounts Receivable                      22,458,355    24,488,362
 Inventories                                    12,389,823    20,024,645
 Prepaid Items and Other                           180,619        59,745
                                             -------------  ------------
   Total Current Assets                         35,526,523    44,888,366
                                             -------------  ------------
PROPERTY, PLANT AND EQUIPMENT, NET              51,961,090    53,867,962
                                             -------------  ------------
OTHER ASSETS
 Cash Value of Life Insurance, Net
  of Policy Loans of $137,172                    2,047,658     2,451,501
 Intangible Assets, Net of Accumulated
  Amortization of $335,161 ($303,184 in 1995)      115,900       127,877
 Net Deferred Tax Asset                                -0-     8,466,647
 Other                                           1,255,592       841,290
                                             -------------  ------------
   Total Other Assets                            3,419,150    11,887,315
                                             -------------  ------------
TOTAL ASSETS                                 $  90,906,763  $110,643,643
                                             =============  ============
/TABLE

                    LIABILITIES AND SHAREHOLDERS' EQUITY


                                    As of    September 28,  September 30,
                                                  1996          1995
                                             -------------  -------------
CURRENT LIABILITIES
 Checks Written in Excess of Cash
  on Deposit                                 $  2,320,832   $  1,398,694
 Trade Accounts Payable                         4,228,776      5,504,068
 Accrued Expenses:
  Litigation Settlement                               -0-      1,715,000
  ESOP Benefits                                   646,630      1,500,000
  Other                                         2,018,585      2,021,401
 Notes Payable                                  7,000,000      4,000,000
 Current Maturities of Long-Term Debt          35,896,284      2,576,179
                                             ------------   ------------
   Total Current Liabilities                   52,111,107     18,715,342
                                             ------------   ------------
LONG-TERM LIABILITIES
 Long-Term Debt                                   261,512     35,897,296
 Accrued Rent                                     346,739        325,000
 Deferred Compensation Plans                    5,203,294      6,277,955
                                             ------------   ------------
   Total Long-Term Liabilities                  5,811,545     42,500,251
                                             ------------   ------------
SHAREHOLDERS' EQUITY
 Preferred Stock                               12,000,000     12,000,000
 Common Stock                                  17,979,310     17,979,310
 Capital in Excess of Par Value                20,384,496     20,384,496
 Retained Earnings (Deficit)                  (14,172,239)     4,834,200
 Treasury Stock, 4,886 Shares at Par              (48,860)       (48,860)
 Deferred Compensation - Restricted
  Stock 47,709 Shares at Cost                  (1,236,721)    (1,236,721)
 Notes Receivable From ESOP                    (1,921,875)    (4,484,375)
                                             ------------   ------------
   Total Shareholders' Equity                  32,984,111     49,428,050
                                             ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                      $ 90,906,763   $110,643,643
                                             ============   ============


 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION

                          STATEMENTS OF OPERATIONS

                                             For The Years Ended
                                  September 28,  September 30,  October 1,
                                      1996           1995          1994
                                                                 (Restated)
                                  -------------  -------------  ------------
SALES                             $105,783,472   $125,757,564   $110,202,321
COST OF GOODS MANUFACTURED AND
  SOLD                              98,252,472    109,753,125     95,238,678
                                  ------------   ------------   ------------
GROSS MARGIN                         7,531,000     16,004,439     14,963,643

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES           10,592,241     14,958,285     15,382,094
                                  ------------   ------------   ------------
OPERATING INCOME (LOSS) BEFORE
 ESOP CONTRIBUTIONS                 (3,061,241)     1,046,154       (418,451)

ESOP CONTRIBUTIONS                   3,697,774      7,085,499      6,995,259
                                  ------------   ------------   ------------
NET OPERATING LOSS                  (6,759,015)    (6,039,345)    (7,413,710)
                                  ------------   ------------   ------------
OTHER INCOME (EXPENSE)
 Interest Income                         8,988         13,088         25,382
 Miscellaneous Income                  408,008        564,662         22,072
 Interest Expense (Net of Capitalized
  Interest of $-0-, $-0-, and
  $489,854, respectively)           (3,186,263)    (2,935,312)      (603,293)
 Miscellaneous Expense (Including
  Litigation Settlements of $-0-,
  $1,715,000, and $597,000,
  respectively)                     (1,011,510)    (3,055,088)      (670,582)
                                  ------------   ------------   ------------
   Net Other Expense                (3,780,777)    (5,412,650)    (1,226,421)
                                  ------------   ------------   ------------

LOSS BEFORE INCOME TAXES
  (BENEFIT)                        (10,539,792)   (11,451,995)    (8,640,131)

INCOME TAXES (BENEFIT)               8,466,647     (3,794,515)    (2,784,210)
                                  ------------   ------------   ------------
NET LOSS                          $(19,006,439)  $ (7,657,480)  $ (5,855,921)
                                  ============   ============   ============
LOSS PER SHARE:
 Primary Loss Per Share Amounts   $     (10.60)  $      (4.27)  $      (3.26)
                                  ============   ============   ============
 Fully Diluted Loss Per Share
   Amounts                        $      (7.94)  $      (3.20)  $      (2.55)
                                  ============   ============   ============

 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION

                STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                For the Three Years Ended September 28, 1996

                                                 Capital in  Retained
                          Preferred     Common    Excess of  Earnings
                             Stock      Stock     Par Value  (Deficit)
                         ----------- ----------- ----------  ---------
BALANCES, OCTOBER 2,
 1993, AS ORIGINALLY
 STATED                  $12,000,000 $17,979,310 $20,459,421 $ 14,891,613

Restatement for Change in
 Accounting Principle;
 Change in Method of
 Accounting for Certain
 Inventories From LIFO
 to FIFO                         -0-         -0-         -0-    3,455,988
                         ----------- ----------- ----------- ------------
BALANCES, OCTOBER 2,
 1993, AS RESTATED        12,000,000  17,979,310  20,459,421   18,347,601

Repayment of Loans to
 ESOP                            -0-         -0-         -0-          -0-

Net Loss                         -0-         -0-         -0-   (5,855,921)
                         ----------- ----------- ----------- ------------
BALANCES, OCTOBER 1,
 1994                    12,000,000  17,979,310  20,459,421    12,491,680

Repayment of Loans to
 ESOP                            -0-         -0-         -0-          -0-

Receipt of 4,682 Shares
 of Common Stock From
 Executive Deferred
 Stock Bonus Trust               -0-         -0-     (74,925)         -0-

Net Loss                         -0-         -0-         -0-   (7,657,480)
                         ----------- ----------- ----------- ------------
BALANCES, SEPTEMBER 30,
 1995                     12,000,000  17,979,310  20,384,496    4,834,200

Repayment of Loans to
 ESOP                            -0-         -0-         -0-          -0-
Net Loss                         -0-         -0-         -0-  (19,006,439)
                         ----------- ----------- ----------- ------------
BALANCES, SEPTEM-
 BER 28, 1996            $12,000,000 $17,979,310 $20,384,496 $(14,172,239)
                         =========== =========== =========== ============

 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION

                For the Three Years Ended September 28, 1996

                                   Deferred
                                   Compensation-  Notes         Total
                       Treasury    Restricted     Receivable    Shareholders'
                        Stock      Stock          From ESOP     Equity
                       --------    ------------   ---------     -------------
BALANCES, OCTOBER 2,
 1993, AS ORIGINALLY
 STATED                $ (2,040)   $(1,358,466)   $(15,491,318) $ 48,478,520

Restatement for Change
 in Accounting Principle;
 Change in Method of
 Accounting for Certain
 Inventories From
 LIFO to FIFO               -0-            -0-             -0-     3,455,988
                       --------    -----------    ------------  ------------
BALANCES, OCTOBER 2,
 1993, AS RESTATED       (2,040)    (1,358,466)    (15,491,318)   51,934,508

Repayment of Loans to
 ESOP                       -0-            -0-       5,923,608     5,923,608
Net Loss                    -0-            -0-             -0-    (5,855,921)
                       --------    -----------    ------------  ------------
BALANCES, OCTOBER 1,
 1994                    (2,040)    (1,358,466)     (9,567,710)   52,002,195

Repayment of Loans
  to ESOP                    -0-           -0-       5,083,335     5,083,335

Receipt of 4,682
 Shares of Common Stock
 From Executive Deferred
 Stock Bonus Trust       (46,820)      121,745             -0-           -0-
Net Loss                     -0-           -0-             -0-    (7,657,480)
                       ---------   -----------    ------------  ------------
BALANCES, SEPTEM-
 BER 30, 1995           (48,860)    (1,236,721)     (4,484,375)   49,428,050

Repayment of Loans
 to ESOP                    -0-            -0-       2,562,500     2,562,500
Net Loss                    -0-            -0-             -0-   (19,006,439)
                       --------    -----------    ------------  ------------
BALANCES, SEPTEM-
 BER 28, 1996          $(48,860)   $(1,236,721)   $ (1,921,875) $ 32,984,111
                       ========    ===========    ============  ============

 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION

                          STATEMENTS OF CASH FLOWS

                                            For The Years Ended
                                   September 28, September 30,  October 1,
                                       1996          1995          1994
                                                                (Restated)
                                  -------------- -------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash Received From Customers     $107,813,479   $ 126,116,453  $106,144,681
 Cash Paid to Suppliers, Employees
  and for Selling, General and
  Administrative Expenses          (99,478,559)   (119,973,720)  (97,408,911)
 ESOP Contributions                 (3,697,774)     (7,085,499)   (6,995,259)
 Interest Received                       8,988          13,088        25,382
 Interest Paid                      (3,321,526)     (2,854,811)   (1,093,147)
 Miscellaneous Receipts              1,018,014       1,489,626        22,072
                                  ------------   -------------  ------------
   Net Cash Provided by (Used in)
    Operating Activities             2,342,622      (2,294,863)      694,818
                                  ------------   -------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds From Sales of Equipment       77,076       2,117,327           -0-
 Purchases of Property, Plant and
  Equipment                         (6,347,636)     (5,658,132)  (30,981,220)
 (Increase) in Other Assets             20,000         (20,000)          -0-
 (Increase) in Cash Value of Life
  Insurance, Net                       (80,363)       (459,537)     (325,410)
 Repayment on Loans to ESOP          2,562,500       5,083,335     5,923,608
 Receipt on Note Receivable              1,454           1,613           824
 Increase in Note Receivable               -0-             -0-      (125,000)
                                  ------------   -------------  ------------
   Net Cash Provided by (Used in)
    Investing Activities            (3,766,969)      1,064,606   (25,507,198)
                                  ------------   -------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Increase (Decrease) in Checks Written
  in Excess of Cash on Deposit         922,138         263,610      (403,103)
 Net Proceeds From Notes Payable     3,000,000       4,000,000           -0-
 Proceeds From Long-Term Debt
  Borrowing                            800,000       3,700,000    31,200,000
 Repayment on Long-Term Debt
  Borrowing                         (3,115,679)     (6,432,970)   (5,979,559)
                                  ------------   -------------  ------------
  Net Cash Provided by Financing
    Activities                       1,606,459       1,530,640    24,817,338
                                  ------------   -------------  ------------
NET INCREASE IN CASH                   182,112         300,383         4,958

CASH AT BEGINNING OF YEAR              315,614          15,231        10,273
                                  ------------   -------------  ------------
CASH AT END OF YEAR               $    497,726   $     315,614  $     15,231
                                  ============   =============  ============

 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION


                                            For The Years Ended
                                  September 28,  September 30,  October 1,
                                      1996           1995          1994
                                                                (Restated)
                                  -------------  -------------  ----------
Reconciliation of Net Loss to Net Cash
 Provided by (Used in) Operating
 Activities:
  Net Loss                        $(19,006,439)  $  (7,657,480) $ (5,855,921)
                                  ------------   -------------  ------------
 Adjustments to Reconcile Net Loss
  to Net Cash Provided by (Used in)
  Operating Activities:
   Depreciation                      7,567,426       8,688,294     7,540,814
   Amortization                         31,977          40,923        92,433
   Loss on Sales of Equipment          610,006         924,964           -0-
   Deferred Compensation Plans,
    Net                             (1,026,211)       (327,914)      190,215
   Deferred Income Taxes
    (Benefit)                        8,466,647      (3,794,515)   (2,552,490)
   (Increase) Decrease in Assets:
    Trade Accounts Receivable        2,030,007         358,889    (4,057,640)
    Inventories                      7,634,822      (3,466,709)    2,637,793
    Prepaid Items and Other           (140,874)        387,071       (47,064)
   Increase (Decrease) in Liabilities:
    Accounts Payable                (1,275,292)       (566,489)    2,737,113
    Accrued Expenses and Other      (2,549,447)      3,118,103         9,565
                                  ------------   -------------  ------------
     Total Adjustments              21,349,061       5,362,617     6,550,739
                                  ------------   -------------  ------------
      Net Cash Provided by (Used in)
       Operating Activities       $  2,342,622   $  (2,294,863) $    694,818
                                  ============   =============  ============
Supplementary Disclosure of Noncash
 Financing Activities:
  Transfer of Restricted Stock to
   Treasury Stock                 $        -0-   $     121,745  $        -0-
                                  ============   =============  ============



 The accompanying notes are an integral part of these financial statements.

                        THE NEW CHEROKEE CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

         September 28, 1996, September 30, 1995, and October 1, 1994


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The New Cherokee Corporation (the Company) is a manufacturer of yarn and woven fabrics for textile industry customers principally located in the eastern United States. The Company utilizes the fifty-two/fifty-three week method for its year-end, which is always the Saturday closest to September
30. This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements. The summary of significant accounting policies is:

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Inventories - Inventories, consisting of finished goods, stock in process, raw materials in bales, purchased yarn and other manufacturing supplies are stated at the lower of cost or market, using the first-in, first-out (FIFO) method (see Notes 3 and 15).

Futures Contracts - The Company enters into futures contracts to hedge certain raw material purchases, principally cotton, with the objective of minimizing cost risk due to market fluctuations. Any gains or losses from hedging transactions are included as part of the inventory cost.

Intangible Assets - Intangible assets consist of organization costs, which represent past merger expenses and are being amortized using the straight-line method over a five year period; and loan costs, which represent expenses incurred in regards to long-term debt borrowing or refinancing and are being amortized using the straight-line method over the lives of the loans, which range from two to eight years.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is computed using both straight-line and accelerated methods based on estimated useful lives of 5 to 50 years. The Company uses accelerated methods for income tax reporting purposes, except for the asset under capital lease which is treated as an operating lease for income tax reporting purposes.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain notes receivable from the Company's employee stock ownership plan, inventories, accrued expenses, deferred compensation plans liabilities; and calculation of depreciation expense for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses which are available to offset future taxable income and tax credits which are available to offset future federal income taxes.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Factoring Agreement - The Company factors principally all of its receivables from yarn and fabric sales with the factor assuming all credit risk. The Company receives payment from the factor based on the average due date of the invoices plus seven days for delays. Receivables consist of the following:

                                                 September 28,  September 30,
                                                     1996           1995
                                                 -------------  -------------
     Factored                                    $21,277,099    $23,409,234
     Other                                         1,181,256      1,079,128
                                                 -----------    -----------
                                                 $22,458,355    $24,488,362
                                                 ===========    ===========

Included in accounts receivable - other as of September 28, 1996 and September 30, 1995 are receivables totalling $140,695 for the sales of cotton and $802,170 for the sales of cotton and equipment related to the closure of the Spindale plant's yarn mill (see Note 16), respectively.

NOTE 3 - INVENTORIES

Inventories, priced on the basis described in Note 1, consist of the following:

                                                 September 28,  September 30,
                                                     1996           1995
                                                 -------------  -------------
     Finished goods                              $ 6,177,616    $12,124,461
     Stock in process                              4,422,010      5,103,017
     Cotton in bales                                 556,181        702,154
     Polyester in bales                               57,904         81,553
     Rayon in bales                                  429,861        126,603
     Purchased yarn                                  337,627      1,442,934
     Dyes and chemicals                              348,093        392,736
     Supplies                                         41,603         41,603
     Waste                                            18,928          9,584
                                                 -----------    -----------
                                                 $12,389,823    $20,024,645
                                                 ===========    ===========
/TABLE

In 1995, the Company changed its method of accounting for certain inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method of inventory valuation (see Note 15).

NOTE 4 - EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company has a defined contribution employee stock ownership plan (ESOP) covering substantially all employees. The ESOP was originally funded primarily by loans from the Company, which obtained the funds through loans from banks. The Company's bank loans and loans to the ESOP have similar terms and each is repayable within one year with interest at 4.898% for both 1996 and 1995 (4.386% to 4.898% in 1994). The ESOP obtains the funds to repay its loans primarily through tax deductible contributions made by the Company to the ESOP. The maximum contributions to all defined contribution plans cannot exceed twenty-five percent of the compensation of eligible employees plus contributions to pay interest on the ESOP loans. A summary of total ESOP contributions for 1996, 1995, and 1994 is:

                                     1996           1995           1994
                                  ----------     ----------     ----------
     Contributions to ESOP for:
      Debt Service:
       Principal Payments         $2,562,500     $5,083,335     $5,923,608
       Interest Payments             164,646        338,132        486,374
      Administrative Expenses         17,797         54,247         89,594
      Benefits Accrued or Paid
       to Participants               952,831      1,609,785        495,683
                                  ----------     ----------     ----------
                                  $3,697,774     $7,085,499     $6,995,259
                                  ==========     ==========     ==========

In 1995, benefits accrued to participants include approximately $1,125,000 related to employees terminated due to the closure of the Spindale plant's yarn mill (see Note 16).

Certain notes, which were expensed as contributions in a prior year for financial accounting purposes, will be deducted for income tax purposes as contributions are made to retire the debt. For financial accounting purposes, the bank loans are reflected as liabilities and the Company loans to the ESOP are reflected as a reduction of stockholders' equity. The notes receivable from the ESOP are secured by a stock pledge agreement which pledges all shares of stock owned by the ESOP, including any stock rights, to the Company (see Note 8). The bank, and subsequently the Company, release a calculated number of pledged shares annually as specified by the agreements. Subsequently, the ESOP allocates to plan participants' accounts the shares released. Since the Company's common stock is not readily tradeable on an established market, the ESOP requires that participants' distributions be made in the form of cash payments in the amount of each participant's account value, unless the participant specifically requests to receive shares of the Company's common stock. As of September 28, 1996 and September 30, 1995, the shares released and allocated and their market value per share, which is based on the 1995 and 1994 ESOP stock valuations as performed by a third party appraiser, Management Planning, Inc., were 1,496,660 and 1,374,539 and $10.60 and $14.74, respectively, which represents a contingent repurchase obligation of $15,864,596 and $20,260,705, respectively.

NOTE 5 - PROFIT SHARING PLAN

The Company has a profit sharing plan to enable employees to share in its profits. All employees with one year of service are eligible to contribute two percent of their total compensation, while the Company may contribute a discretionary amount as determined annually by the board of directors. The Company's board of directors elected not to make a discretionary contribution for the years 1996, 1995, and 1994.


NOTE 6 - DEFERRED COMPENSATION PLANS

To provide compensation for the Company's chairman (effective May 1, 1990) and the president (effective March 1, 1992), the Company contracted to defer certain payments of bonuses and salaries due them until they retire. The terms of the contracts permit the Company to invest the funds at the officers' risk, with the income or loss from such investments, net of applicable income taxes, being credited or charged to the deferred compensation plans. The Company deducts this compensation for income tax purposes in the year it is actually paid. The net deferred compensation expense under the contracts for the years ended September 28, 1996, September 30, 1995, and October 1, 1994 was ($96,464), $10,488, and ($10,231),
respectively. As of September 28, 1996, the total accumulated deferred compensation liability under the contracts was $458,654 ($437,244 in 1995).

Effective October 2, 1988, the Company entered into deferred compensation agreements with certain key employees. At the discretion of the executive committee of the board of directors, the Company may accrue compensation based on the key employees' years of service and position with the Company. The Company did not accrue any compensation in 1996 and 1995. For the year ended October 1, 1994, the Company accrued $573,641 in deferred compensation expense. Deferred compensation generally only becomes payable on retirement of a participant. Participants that are terminated will receive only the vested portion of their deferred compensation based on the agreement's vesting schedule, which is pro-rata over a period of ten years. As of September 28, 1996 and September 30, 1995, the total accumulated deferred compensation liability under the preceding agreements was $3,150,155.

Effective June 1, 1989, the Company entered into a trust agreement for the benefit of the Company's chairman. The Company agreed to contribute to the trust shares of its common stock sufficient to equal the difference between each actual allocation of stock to the Company's chairman by The New Cherokee Corporation Employee Stock Ownership Plan (ESOP) and the allocation of stock he would have received, but for the Internal Revenue Code Section 1042 election by the chairman's family. As of September 28, 1996 and September 30, 1995, 1,800 shares with a fair value of $19,080 and $26,532, respectively, were either held in trust or accrued for the benefit of the Company's chairman. The assets of the trust are to be distributed to the Company's chairman upon termination of employment or to his estate at death. The Company adjusted the deferred liability to the fair value of the shares held in the trust, which resulted in a decrease of $7,452 ($3,528 in 1995). In 1994 the Company recorded deferred compensation expense related to the plan of $11,010.

Effective June 1, 1989, the Company also entered into an executive deferred stock bonus trust agreement with certain key employees as beneficiaries. At the discretion of the executive committee of the board of directors, the Company may contribute shares of common stock to the trust. The shares of stock will be allocated to each participant's trust account based on the participant's years of service and position with the Company. Upon a participant's retirement, disability or death the Company is to pay to the participant or his estate, within a period not to exceed five years, an amount equal to the fair market value of the stock held in the participant's trust account in exchange for the shares. Participants that are terminated will receive their trust account's value at termination date within a period not to exceed five years. As of September 27, 1994, the Company, at the request of the chairman of the board of directors of the Company, retroactively amended the trust agreement effective October 1, 1989, so that any amounts resulting from forfeiture by a terminated participant which were reallocated to the chairman's account shall be either returned to the Company or used to reduce future contributions to the trust by the Company. As a result of the preceding amendment, the Company's deferred liability under the trust agreement was reduced by $121,745. Under terms of the agreement, the Company will not pay any deferred compensation to participants or their estates until the earlier of October 1, 1995, or the payment in full of the Company's term debt obligations which were obtained to fund the Company's loans to its ESOP (see Note 9). As of September 28, 1996 and September 30, 1995, 42,029 shares and 49,103 shares with a fair value of $499,289 and $790,638, respectively, were held in trust or accrued by the Company. Of the shares held in trust as of September 28, 1996 and September 30, 1995, 4,153 and 7,589 shares related to terminated participants and were frozen at a value of $97,803, and $178,721, respectively. During 1996, the Company did not accrue an imputed dividend and also reversed the imputed dividends of $90,927 ($53,114 in 1995 and $45,355 in 1994) accrued during 1995 and 1994.
The Company also adjusted the deferred liability to the fair value of the shares held in trust, which resulted in a net decrease in the Company's deferred liability under the plan of $177,930 ($28,251 in 1995 and $345,768 in 1994).

Effective September 29, 1991, the Company adopted an executive performance share plan. At the discretion of the executive committee of the board of directors, the Company may award certain key employees a specified number of "performance" shares. Each "performance" share is equivalent in value to the fair value as of the award date of one share of the Company's common stock. Effective each December 31, the value of an outstanding "performance" share will be adjusted to reflect any increase or decrease in the fair value of the Company's common stock. Participants in the plan are fifty percent vested as to the number of their "performance" shares upon receipt of an award. Participants become fully vested in their "performance" shares after ten years of continuous service. As of September 28, 1996 and September 30, 1995, the Company had outstanding 123,492 "performance" shares under the plan with a vested value of $1,172,580 and $1,820,272, respectively. While the executive committee did not award any "performance" shares for the years ended September 28, 1996, September 30, 1995, and October 1, 1994, the Company did adjust its deferred liability based on changes in the fair value of the "performance" shares outstanding under the plan which resulted in decreases in its deferred liability of $647,692 and $306,623, and an increase of $83,208, respectively.

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                 September 28,  September 30,
                                                     1996            1995
                                                 -------------  -------------
Land                                             $   782,277    $   782,277
Buildings and Improvements                        28,035,703     24,309,693
Machinery and Equipment                           58,846,585     76,243,240
Furniture and Fixtures                             3,645,575      3,685,998
Transportation Equipment                             124,968        222,157
Asset Under Capital Lease                          2,769,738      2,769,738
                                                 -----------    -----------
                                                  94,204,846    108,013,103
Less Accumulated Depreciation                     42,243,756     54,145,141
                                                 -----------    -----------
 Net Property, Plant and Equipment               $51,961,090    $53,867,962
                                                 ===========    ===========

NOTE 8 - NOTE PAYABLE

Effective October 31, 1996, the Company has available a line of credit with their factor of up to $19,000,000 or 90% of factored accounts receivable. Interest is payable monthly at 1.5% over the highest publicly announced prime rate of certain financial institutions. The line is scheduled to mature on October 31, 1998. Total advances on the existing line as of September 28, 1996 and September 30, 1995 were $7,000,000 and $4,000,000, with interest at prime plus 1.0% (9.75% as of September 28, 1996 and September 30, 1995), respectively.

NOTE 9 - LONG - TERM DEBT

The following term notes are secured by deeds of trust on all real property and improvements and a security interest in all receivables, finished goods inventories, certain insurance policies, equipment and furniture and fixtures. The Company has also assigned the stock pledge agreements with the ESOP, which are discussed in Note 4, as collateral for the term notes.

                                                 September 28,  September 30,
                                                     1996           1995
                                                 -------------  -------------
Spindale, North Carolina Operations:
 Equipment obligation, due in monthly
  installments based on usage, non-
  interest bearing, due in 1997.                 $   760,500    $       -0-
Sevierville, Tennessee Operations:
 Term note, due in quarterly principal
  installments of $320,313 on the last
  day of February, May, August and
  November, plus interest at 4.898%
  payable monthly, and a final payment
  due May 31, 1997.  (Loan is under
  technical default, therefore due on
  demand).                                           960,938      2,242,188
 Term note, due in quarterly principal
  installments of $320,312 on the last
  day of February, May, August and
  November, plus interest at 4.898%
  payable monthly, and a final payment
  due May 31, 1997.  (Loan is under
  technical default, therefore due
  on demand).                                        960,938      2,242,188
 Term line of credit agreement with
  maximum borrowings of $8,000,000,
  due January 1997, with interest
  payable monthly at the bank's
  prime rate, currently 8.87% (8.75%
  in 1995).  (Loan is under technical
  default, therefore due on demand).               6,200,000      6,700,000
 Term loan, due in quarterly principal
  installments of $1,350,000 beginning
  in January 1997, with interest
  currently ranging from 7.68% to
  8.08%, through 2001.  (Loan is under
  technical default, therefore due
  on demand).                                     27,000,000     27,000,000
 Capital lease obligation, due in
  annual installments of $18,544
  through January 1999, reducing
  to $15,000 through January 2019,
  including interest at 2%.                          275,420        289,099
                                                 -----------    -----------
                                                  36,157,796     38,473,475
Less current maturities                           35,896,284      2,576,179
                                                 -----------    -----------
                                                 $   261,512    $35,897,296
                                                 ===========    ===========

Maturities of long-term debt as of September 28, 1996 are as follows:

     1997                                        $35,896,284
     1998                                              3,938
     1999                                             10,781
     2000                                             10,963
     2001                                             11,147
     Thereafter                                      224,683
                                                 -----------
                                                 $36,157,796
                                                 ===========

The term note and line of credit agreements in effect as of September 28, 1996 contain restrictive covenants. Under certain of these covenants, the Company is restricted as to the amounts which may be expended for property and equipment, the amount of property and equipment which may be sold, and the use of the proceeds. The covenants also prohibit or restrict changes in senior management, dividends, loans or advances, investments in other entities, incurrence of any new mortgages or liens and require the maintenance of certain working capital, debt and net worth ratios. As of September 28, 1996, the Company was not in compliance with certain of the loan covenants described above. The Company has not received waivers of the covenant violations and is in technical default under the terms of the note agreements, which causes the balances to become due on demand. As a result, the callable balances have been classified as current maturities as of September 28, 1996. The Company is currently negotiating a sale of substantially all of the assets of the Company which would facilitate repayment of the above debts (see Note 19).

The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities. As of September 28, 1996 and September 30, 1995, the fair value of the long-term debt approximates the amounts recorded in the financial statements.


NOTE 10 - INCOME TAXES (BENEFIT)

Income taxes (benefit) are as follows:

                                     1996           1995            1994
                                  ----------     -----------    -----------
Current                           $      -0-     $       -0-    $  (231,720)
Deferred                           8,466,647      (3,794,515)    (2,552,490)
                                  ----------     -----------    -----------
                                  $8,466,647     $(3,794,515)   $(2,784,210)
                                  ==========     ===========    ===========

Income taxes (benefit) as shown in the statements of operations varied from the statutory federal income tax rate for the following reasons:

                       1996                1995                  1994
               -------------------- -------------------- --------------------
                            Percent              Percent              Percent
                              of                   of                   of
                            Pretax               Pretax               Pretax
               Amount        Loss     Amount      Loss     Amount      Loss
               -----------  ------- ------------ ------- ------------ -------

At "expected"
 tax rate      $(3,616,327) (34.0)% $(3,893,678) (34.0)% $(2,937,645) (34.0)%
Change in
 valuation
 allowance      12,082,974  113.6           -0-    0.0           -0-    0.0
Other, net             -0-    0.0        99,163     .9       153,435    1.8
               -----------  ------- ------------ ------- ------------ -------
               $ 8,466,647   79.6%  $(3,794,515) (33.1)% $(2,784,210) (32.2)%
               ===========  ======  ============ ======= ============ =======


As of September 28, 1996, the Company had available for federal income tax purposes net operating loss and tax credit carryovers which expire on the following dates in the approximate amounts shown below:


                                                 Net
                                                 Operating      Tax
                                                 Losses         Credits
                                                 -----------    -------
     1999                                        $       -0-    $183,716
     2000                                                -0-      52,880
     2001                                                -0-      34,485
     2003                                                -0-         -0-
     2004                                          6,298,000         -0-
     2005                                          7,270,000         -0-
     2009                                          6,905,000         -0-
     2010                                          8,867,000         -0-
     2011                                         13,920,000         -0-
                                                 -----------    --------
                                                 $43,260,000    $271,081
                                                 ===========    ========

/TABLE

The net deferred tax asset in the 1996 and 1995 balance sheets include the following components:

                                                     1996           1995
                                                 -----------    ----------
     Current:
      Deferred Tax Assets                        $    870,340   $   853,238
      Deferred Tax Liabilities                       (284,953)     (261,441)
                                                 ------------   -----------
      Net Deferred Tax Assets                         585,387       591,797
      Less Valuation Allowance                       (585,387)     (591,797)
                                                 ------------   -----------
       Net Current Deferred Tax Asset            $        -0-   $       -0-
                                                 ============   ===========
     Long-Term:
      Deferred Tax Assets                        $ 20,293,880   $16,445,233
      Deferred Tax Liabilities                     (6,837,549)   (6,611,639)
                                                 ------------   -----------
      Net Deferred Tax Assets                      13,456,331     9,833,594
      Less Valuation Allowance                    (13,456,331)   (1,366,947)
                                                 ------------   -----------
       Net Long-Term Deferred Tax Asset          $        -0-   $ 8,466,647
                                                 ============   ===========

NOTE 11 - LEASE COMMITMENTS

The Company leases its Sevierville, Tennessee operating facility, a sales office and storage space in New York City, certain equipment, and warehouse space on an as needed basis for its Sevierville, Tennessee and its Spindale and Harris, North Carolina locations. The operating facility lease is classified as a capital lease and is included in property and equipment. The Company is required to pay real and personal city property taxes on the operating facility over the remaining lease term. The Company can purchase the facility at the end of the lease for $1. All other leases are classified as operating leases. Rental expense under all operating leases amounted to $614,987 in 1996 ($685,560 in 1995 and $293,685 in 1994). Future minimum rental payments under all noncancellable operating leases with remaining terms in excess of one year as of September 28, 1996 are: $478,344 in 1997; $423,447 in 1998; $366,975 in 1999; $361,830 in 2000; $357,841 in 2001; and
$1,555,797 thereafter.


NOTE 12 - LITIGATION

The nature and scope of the Company's business brings it into regular contact with the general public and a variety of businesses and governmental entities in the ordinary course of business. Such activities inherently subject the Company to the hazards of litigation.

In April 1991, a former customer of the Company filed suit seeking damages contending that the Company breached an alleged "Confinement Agreement", that is, an arrangement pursuant to which the Company purportedly agreed to sell certain fabrics exclusively to the customer for an indefinite period of time. In addition, the customer was seeking additional damages related to the continued sales of these fabrics by the Company in the open market. On

December 27, 1995, the Company entered into a settlement agreement which required the Company to pay $1,715,000 on January 17, 1996 to release them from the above suit. The settlement amount was recorded in miscellaneous expense in the Company's 1995 statement of operations.

During the year ended October 1, 1994, the Company incurred aggregate settlement costs of approximately $597,000 related to litigation with certain former employees. In regard to the preceding, the Company also amended its executive deferred stock bonus trust agreement which resulted in a reduction of the Company's deferred compensation plans liability of $121,745 (see
Note 6). The preceding items are recorded net in miscellaneous expense in the Company's 1994 statement of operations.

The Company is currently involved in certain employment/labor relations proceedings. On August 5, 1996, a textile converter filed an arbitration demand and commenced an action against the Company in the Supreme Court of the State of New York. The Company has filed for a permanent stay and a dismissal, respectively, of these matters. It is the opinion of management that the Company will prevail in these matters. At present, the Company's management is not aware of any other pending or threatened litigation.

NOTE 13 - CAPITAL STOCK

Capital stock consists of the following:

                                                     1996           1995
                                                 -----------    -----------
Preferred Stock - Voting - Par Value $20,
 Authorized, Issued and Outstanding
 600,000 Shares in 1996 and 1995                 $12,000,000    $12,000,000
Common Stock - Par Value $10, Authorized
 3,000,000  Shares; Issued 1,797,931 Shares
 in 1996 and 1995                                 17,979,310     17,979,310
                                                 -----------    -----------
                                                 $29,979,310    $29,979,310
                                                 ===========    ===========

 On October 29, 1992, the Company entered into a stock purchase agreement with a third party to sell 600,000 shares of the Company's voting preferred stock at a price of $20.50 per share. Subsequently, the Company amended its charter to authorize an additional 1,200,000 shares of common stock and 600,000 shares of voting preferred stock, and on December 3, 1992, issued the 600,000 shares of voting preferred stock in exchange for cash and notes totalling $12,300,000. The preferred stock is non-cumulative and is convertible into common stock through December 31, 1998 at which time the conversion rights expire. The stock purchase agreement requires that the Company repurchase from the third party at fair market value all or any portion of the 600,000 shares of voting preferred stock bought, if certain conditions of the agreement are not fulfilled (see Note 19).

NOTE 14 - LOSS PER SHARE

Loss Per Share - Primary loss per share of common stock is computed based on the weighted average number of common stock shares outstanding during the year. Fully diluted loss per share of common stock is computed based on the weighted average number of common stock and convertible preferred stock shares outstanding during the year.


                                    1996           1995            1994
                                  ---------      ---------      ---------
Number of Shares Used in
 Per Share Computations:
  Primary                         1,793,045      1,793,045      1,797,727
                                  =========      =========      =========
 Fully Diluted                    2,393,045      2,393,045      2,298,162
                                  =========      =========      =========

NOTE 15 - CHANGE IN METHOD OF ACCOUNTING FOR INVENTORY

The Company recorded its inventories at the lower of cost or market using the first-in, first out (FIFO) method in 1995, whereas in prior years certain inventories were recorded at the lower of cost or market using the last-in, first-out (LIFO) method. The new method of accounting for inventory was adopted to more closely recognize current cost of inventory. The effect of the accounting change on the loss in 1995 and on the loss as previously reported for 1994 is as follows:

                                                    1995          1994
                                                 ---------      --------
Effect on:
 Net Loss [Increase (Decrease)]                  $(814,335)     $410,968
                                                 =========      ========
 Loss per common share assuming no dilution           (.45)          .23
                                                 =========      ========
 Loss per common share assuming full dilution         (.34)          .18
                                                 =========      ========

NOTE 16 - SPINDALE PLANT YARN MILL CLOSURE

In July 1995, the Spindale plant stopped processing yarn. The Company incurred various expenses in the closure of the yarn mill facilities which included retention pay of approximately $320,000 for employees who worked until the yarn mill stopped production and also a loss on the sale of certain yarn mill production equipment of approximately $903,000. Both amounts are included in miscellaneous expense in the Company's 1995 statement of operations. Included in miscellaneous income in the Company's 1995 statement of operations is approximately $210,000 of the net sales proceeds from cotton sold after the closure of the yarn mill.

NOTE 17 - MAJOR CUSTOMERS

During 1996, the Company had sales to two major customers (two in 1995 and three in 1994) which accounted for approximately twenty-two percent of total sales (twenty-nine percent in 1995 and thirty-eight percent in 1994).

NOTE 18 - SELF INSURANCE OF HEALTH BENEFITS

The Company self-insures health benefits. Stop-loss insurance is maintained for claims paid in excess of $150,000 for each insured individual. Claims were $756,288, $1,167,111, and $588,053 for the years ended September 28, 1996, September 30, 1995, and October 1, 1994, respectively.


NOTE 19 - SUBSEQUENT EVENTS

On November 20, 1996, the Company's Chairman signed a letter of intent to negotiate the sale, subject to the shareholders approval, of substantially all of the Company's assets to a third party for approximately $65,000,000 and the assumption by the buyer of certain operating liabilities (liabilities considered ordinary in the course of business) of the Company. The Company would be responsible for liquidation of all liabilities other than those considered ordinary in the course of business, such as notes payable and current maturities of long-term debt, using the proceeds from the sale.
Also, on November 20, 1996, the Company's Chairman and the preferred shareholders entered into a letter agreement whereby the Company would redeem its outstanding preferred shares for an aggregate minimum cost of approximately $6,600,000, subject to consummation of the third party asset sale by no later than May 31, 1997. The agreement provides that if the Company's common shareholders either through liquidation or redemption were to have available for distribution aggregate funds representing an amount greater than $10.50 per share of common stock the preferred shareholders would receive a pro-rata portion of such excess amount, if any. Should the Company consummate the third party asset sale, any monies remaining after secured debt repayment and the preferred stock redemption would be available for distribution to general creditors and common shareholders, in that respective order. The Company's common shareholders could receive an amount significantly less than the book value per common share.

                        THE NEW CHEROKEE CORPORATION

                     UNAUDITED CONDENSED BALANCE SHEETS

                                                 December 28,   September 28,
                                                     1996           1996
                                                 ------------   ------------
                                                    (Dollars in thousands)
ASSETS
Current assets:
  Cash and cash equivalents                      $      882     $     498
  Accounts receivable, net                           15,101        22,458
  Inventories                                        10,172        12,390
  Prepaid expenses and other                            340           181
                                                 -----------    ----------
     Total current assets                            26,495        35,527
Property, plant and equipment                        93,895        94,205
  Less accumulated depreciation and amortization    (43,649)      (42,244)
                                                 -----------    ----------
    Net property, plant and equipment                50,246        51,961
Other assets                                          3,497         3,419
                                                 -----------    ----------
                                                 $   80,238     $  90,907
                                                 ===========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt
    and notes payable                            $   37,877     $  42,896
  Accounts payable                                    1,881         6,550
  Accrued expenses                                    2,516         2,665
                                                 ----------     ---------
     Total current liabilities                       42,274        52,111
Long-term debt                                          262           262
Deferred compensation plans                           5,278         5,203
Other liabilities                                       343           347
Shareholders' equity:
  Preferred stock, $20 par value, 600,000
    shares authorized, issued and outstanding        12,000        12,000
  Common stock, $10 par value, 3,000,000
    shares authorized, 1,797,931 shares issued
    and outstanding                                  17,979        17,979
  Capital in excess of par value                     20,385        20,385
  Retained deficit                                  (15,716)      (14,172)
  Treasury stock                                        (49)          (49)
  Deferred compensation - restricted stock           (1,237)       (1,237)
  Notes receivable from ESOP                         (1,281)       (1,922)
                                                 -----------    ----------
     Total shareholders' equity                      32,081        32,984
                                                 -----------    ----------
                                                 $   80,238     $  90,907
                                                 ===========    ==========

                           See accompanying notes.

                        THE NEW CHEROKEE CORPORATION

                UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                                     Three Months Ended
                                                 ---------------------------
                                                 December 28,   December 30,
                                                     1996           1995
                                                 ------------   ------------
                                                    (Dollars in thousands)
Net sales                                        $   22,810     $   27,521

Costs and expenses:
  Cost of sales                                      19,897         25,302
  Selling, general and administrative expenses        2,558          2,929
                                                 -----------    -----------
Operating income (loss) before ESOP
  contributions                                         355           (710)

ESOP contributions                                      851          1,199
                                                 -----------    -----------
Net operating loss                                     (496)        (1,909)

Other income (expense), net                            (145)           127
Interest expense                                       (903)          (731)
                                                 -----------    -----------
Loss before income taxes                             (1,544)        (2,513)

Income tax benefit                                        -            858
                                                 -----------    -----------
Net loss                                         $   (1,544)    $   (1,655)
                                                 ===========    ===========

                           See accompanying notes.

                        THE NEW CHEROKEE CORPORATION

                UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                                     Three Months Ended
                                                 ---------------------------
                                                 December 28,   December 30,
                                                     1996           1995
                                                 ------------   ------------
                                                    (Dollars in thousands)
Cash flows from operating activities:
  Net loss                                       $   (1,544)    $   (1,655)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation and amortization                   1,824          2,014
      Deferred income tax benefit                         -           (874)
      Deferred compensation plans, net                   75            (76)
      Loss on sale of fixed assets                       41              -
      Changes in operating assets and liabilities:
        Accounts receivable                           7,357          4,944
        Inventories                                   2,218          5,529
        Prepaid expenses and other assets              (237)          (161)
        Accounts payable and accrued expenses        (4,818)        (2,334)
        Other liabilities                                (4)            43
                                                 -----------    -----------
          Net cash provided by operating
            activities                                4,912          7,430

Cash flows from investing activities:
  Capital expenditures                                 (326)        (1,527)
  Proceeds from sale of equipment                       176              -
  Repayment on loans to ESOP                            641            640
                                                 -----------    -----------
          Net cash provided (used) by investing
            activities                                  491           (887)

Cash flows from financing activities:
  Payments of long-term debt and notes payable       (5,019)        (6,540)
                                                 -----------    -----------
          Net cash used by financing activities      (5,019)        (6,540)

Net increase in cash and cash equivalents               384              3
Cash and cash equivalents at beginning of period        498            316
                                                 -----------    -----------
Cash and cash equivalents at end of period       $      882     $      319
                                                 ===========    ===========


                           See accompanying notes.

                        THE NEW CHEROKEE CORPORATION

              NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   Unaudited Condensed Financial Statements
     ----------------------------------------

     In the opinion of management, the accompanying unaudited condensed financial statements of the New Cherokee Corporation ("TNCC") reflect all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Such adjustments consist of normal recurring accruals. Interim results are not necessarily indicative of results for a full year. For further information, refer to the financial statements and notes thereto for the year ended September 28, 1996.

     On February 3, 1997, TNCC sold substantially all of its assets to Dan River Inc. for $65 million in cash, subject to a working capital adjustment, and the assumption of certain operating liabilities. The unaudited condensed financial statements do not include any adjustments attributable to the sale.

     Also on February 3, 1997, TNCC redeemed its outstanding preferred shares for $6.6 million in cash. The redemption agreement provides for additional payments to the preferred shareholders in the event funds available to common shareholders either through liquidation or redemption represent greater than $10.50 per share of common stock.


2.   Inventories
     -----------

     The components of inventory are as follows:

                                   December 28,   September 28,
                                       1996            1996
                                   ------------   -------------
                                      (Dollars in thousands)
          Finished goods           $    6,062     $    6,178
          Work in process               2,651          4,422
          Raw materials                   816          1,381
          Supplies                        643            409
                                   ----------     ----------
               Total inventories   $   10,172     $   12,390
                                   ==========     ==========


3.   Shareholders' Equity
     --------------------
     Activity in Shareholders' Equity is as follows:


                                           Capital
                  Preferred   Common      in Excess    Retained
                    Stock     Stock         of Par     Deficit
                  ---------   ------      ---------    --------
                              (Dollars in thousands)
Balance at
September
28, 1996          12,000      17,979      20,385       (14,172)

Net loss               -           -           -        (1,544)
Repayment on
  loans to
  ESOP                 -           -           -             -
                  ------      ------      --------     ---------
Balance at
December
28, 1996          12,000      17,979      20,385       (15,716)
                  ======      ======      ======       =========


                                            Notes      Total
                              Deferred    Receivable   Share-
                  Treasury    Compen-       from       holders'
                    Stock     sation        ESOP       Equity
                  --------    ------      ----------   --------
                              (Dollars in thousands)
Balance at
September
28, 1996              (49)    (1,237)       (1,922)    32,984

Net loss                -          -            -      (1,544)
Repayment on
  loans to
  ESOP                  -          -           641        641
                  --------    -------     ---------    -------
Balance at
December
28, 1996              (49)    (1,237)       (1,281)    32,081
                  ========    ========    =========    =======

             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     On February 3, 1997 Dan River Inc. (the "Company") acquired substantially all of the assets of The New Cherokee Corporation ("TNCC") for $65 million in cash, subject to a working capital adjustment, and the assumption of certain operating liabilities.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of TNCC (the "Acquisition") as if it had occurred on December 28, 1996, and combines the balance sheets of the Company and of TNCC as of that date. The Unaudited Pro Forma Condensed Consolidated Statement of Income assumes the Acquisition occurred at the beginning of the fiscal year ended December 28, 1996, and combines the statement of income of the Company for the year ended December 28, 1996 with the statement of operations of TNCC for the same period.

     For purposes of presenting the pro forma financial information of TNCC for the year ended December 28, 1996, the results of TNCC's operations for its fiscal year ended September 28, 1996 were adjusted by adding the results of operations for the quarter ended December 28, 1996 and omitting the results for the comparative quarter ended December 30, 1995. The revenues and net loss of TNCC omitted for the quarter ended December 30, 1995 were $27,521,000 and $1,655,000, respectively.

     The pro forma information does not purport to reflect the results of operations or financial position of the Company that actually would have resulted had the Acquisition been consummated as of the dates indicated or to project the Company's results of operations or financial position for any future period or as of any future date.

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              December 28, 1996

                    Dan River Inc.     TNCC     Adjustments      Pro Forma
                    --------------  ---------   -----------      ---------
                                     (Dollars in thousands)
ASSETS
Current assets:
  Cash and cash
    equivalents     $  5,042        $    882    $  (5,042)(1)    $     882
  Accounts receiv-
    able, net         55,782           15,101       1,200 (2)       72,083
  Inventories         72,493           10,172                       82,665
  Prepaid expenses
    and other
    current assets     1,275              340        (340)(3)        1,275
  Deferred income
    taxes              5,643                -           -            5,643
                    --------        ---------   ----------       ---------
     Total current
       assets        140,235           26,495      (4,182)         162,548

Property, plant and
  equipment, net     175,350           50,246      (4,292)(4)      221,304
Other Assets           5,465            3,497       1,400 (5)        6,865
                                                   (3,497)(3)
                    --------        ---------   ----------       ---------
                    $321,050        $  80,238   $ (10,571)       $ 390,717
                    ========        =========   ==========       =========


          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              December 28, 1996

                    Dan River Inc.     TNCC     Adjustments      Pro Forma
                    --------------  ---------   -----------      ---------
                                     (Dollars in thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current
    maturities of
    long-term debt  $  6,990        $ 37,877    $  (37,377)(3)   $  6,990
                                                      (500)(6)
  Accounts payable    21,531           1,881             -         23,412
  Accrued expenses    18,423           2,516          (950)(3)     22,789
                                                     2,800 (7)
                    --------        ---------   ----------       --------
     Total current
       liabilities    46,944          42,274       (36,027)        53,191

Other liabilities:
  Long-term debt     162,478             262        62,658 (1)    225,898
                                                       500 (6)
  Deferred income
    taxes             17,857               -             -         17,857
  Other deferred
    items              6,147           5,621        (5,621)(3)      6,147

Common stock
  subject to
  put rights           9,726               -             -          9,726

Shareholders'
  equity:
  Preferred stock          -          12,000       (12,000)(8)          -
  Common stock             8          17,979       (17,979)(8)          8
  Additional paid-in
    capital           64,801          20,385       (20,385)(8)     64,801
  Retained earnings
  (deficit)           13,698         (15,716)       15,716 (8)     13,698
  Treasury stock                         (49)           49 (8)          -
  Deferred Compen-
    sation-restricted
    stock                  -          (1,237)        1,237 (8)          -
  Notes receivable
    from ESOP              -          (1,281)        1,281 (8)          -
 Pension Liability
    adjustment          (609)              -             -           (609)
                    ---------       ---------   -----------      ---------
Total share-
       holders'
       equity         77,898          32,081       (32,081)        77,898
                    --------        ---------   -----------      ---------
                    $321,050        $ 80,238    $  (10,571)      $390,717
                    ========        =========   ===========      =========
/TABLE

Pro forma adjustments have been made to reflect the following:

(1) Funding of the Acquisition and related transaction costs with $5,042,000 of available cash, $35,000,000 in borrowings under a new term loan facility, and $27,658,000 in borrowings under a new $90,000,000 working capital line of credit.

(2) Estimated amount to be paid from an escrow account to Dan River Inc., for a purchase price adjustment relating to a working capital target contained in the Acquisition agreement.

(3) Elimination of certain TNCC assets not acquired and certain liabilities not assumed by Dan River Inc. under the Acquisition agreement.

(4) Adjustment to reflect the excess of the fair values of identifiable assets acquired less liabilities assumed over the cost of the Acquisition.

(5)  Costs associated with obtaining financing for the Acquisition.

(6)  Reclassification of certain assumed debt from current to long-term.

(7) Accrual of certain costs resulting from the Acquisition, including costs associated with the consolidation of TNCC's marketing offices and severance arrangements with certain TNCC employees.

(8)  Elimination of TNCC shareholders' equity.

                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        YEAR ENDED DECEMBER 28, 1996





                          Dan River Inc.    TNCC     Adjustments Pro Forma
                          -------------- ----------- ----------- ---------
                                           (Dollars in thousands)
Net sales                 $ 379,567      $ 101,072          -    $ 480,639

Costs and expenses:
  Cost of sales             307,383         92,847     (1,000)(1)  399,230
  Selling, general and
    administrative
    expenses                 45,673         10,221     (4,132)(2)   51,762

  Other operating costs,
    net                        (428)         3,350     (2,877)(3)       45
                          ----------     ----------  ---------   ----------
Operating income(loss)       26,939         (5,346)     8,009       29,602

Other income (expense)          485           (867)         -         (382)
Interest expense            (18,168)        (3,358)    (2,310)(4)  (23,836)
                          ----------     ----------  ---------   ----------
Income (loss) before
  income taxes                9,256         (9,571)     5,699        5,384

Provision for income
  taxes                       3,570          9,324    (10,816)(5)    2,078
                          ----------     ----------  ---------   ----------
Net income (loss)         $   5,686      $ (18,895)  $ 16,515    $   3,306
                          ==========     ==========  =========   ==========
/TABLE

Pro forma adjustments have been made to reflect the following:

(1) Decrease in depreciation expense based on adjusted fixed asset values and related estimated remaining useful lives.

(2) Elimination of certain selling, general and administrative expenses, including: salaries and benefits of certain officers and other employees who will not be employed by Dan River Inc., and; costs associated with TNCC's marketing offices, which Dan River Inc. will vacate.

(3) Elimination of expenses associated with TNCC's Employee Stock Ownership Plan, the obligations of which were not assumed in connection with the Acquisition, offset by additional expenses of providing a retirement benefit to TNCC employees retained by the Company.

(4)  Net increase in interest expense, as follows:

     Interest on borrowings related to the
       Acquisition, including a $35 million
       term loan and $32.5 in borrowings
       under a working capital line of
       credit, with assumed average annual
       variable interest rates of 8.026%
       and 7.56% respectively                               $5,255,000

     Amortization of deferred finance costs
       on the above indebtedness                               338,000

     Interest on debt assumed in the
       Acquisition                                              75,000

     Elimination of TNCC historical interest
       expense                                              (3,358,000)
                                                            -----------
          Net increase                                      $2,310,000
                                                            ===========

(5) Adjustment of pro forma income tax expense to reflect an assumed effective tax rate of 38.6% of pre-tax income.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DAN RIVER INC.

Date:  April 18, 1997               /s/ Barry F. Shea
                                   -----------------------------------
                                   Barry F. Shea
                                   Vice President-Chief Financial Officer
